EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-37238) pertaining to the Allscripts, Inc. Amended and Restated 1993 Stock Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-90129) pertaining to the Allscripts, Inc. Amended and Restated 1993 Stock Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-104416) pertaining to the Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan and the Allscripts Healthcare Solutions., Inc. 2001 Nonstatutory Stock Option Plan,

(4)	Registration Statement (Form S-8 No. 333-59212) pertaining to the Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan, the Allscripts Healthcare Solutions, Inc. 2001 Nonstatutory Stock Option Plan and the Allscripts Healthcare Solutions, Inc./ChannelHealth Incorporated 1999 Stock Option Plan,

(5)	Registration Statement (Form S-8 No. 333-135282) pertaining to the Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan and the Allscripts Healthcare Solutions, Inc. Employee Stock Purchase Plan,

(6)	Registration Statement (Form S-8 No. 333-141600) pertaining to the Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan,

(7)	Registration Statement (Form S-8 No. 333-154775) pertaining to the Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan,

(8)	Registration Statement (Post-Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-167846) pertaining to the Eclipsys Corporation 2008 Omnibus Incentive Plan, the Eclipsys Corporation Inducement Grant Omnibus Incentive Plan, the Eclipsys Corporation 2005 Stock Incentive Plan, the Eclipsys Corporation Amended and Restated 2005 Inducement Grant Stock Incentive Plan, and the Eclipsys Corporation Amended and Restated 2000 Stock Incentive Plan,

(9)	Registration Statement (Form S-8 No. 333-175053) pertaining to the Allscripts Healthcare Solutions, Inc. 2011 Stock Incentive Plan,

(10)	Registration Statement (Form S-8 No. 333-175819) pertaining to the Allscripts Healthcare Solutions, Inc. Amended and Restated Employee Stock Purchase Plan,

(11)	Registration Statement (Form S-3 No. 333-188901) pertaining to Allscripts Healthcare Solutions, Inc., and

(12)	Registration Statement (Form S-8 No. 333-188902) pertaining to the Allscripts Healthcare Solutions, Inc. Amended and Restated 2011 Stock Incentive Plan;

of our reports dated March 3, 2014, with respect to the consolidated financial statements and schedule of Allscripts Healthcare Solutions, Inc., and the effectiveness of internal control over financial reporting of Allscripts Healthcare Solutions, Inc., included in this Annual Report (Form 10-K) of Allscripts Healthcare Solutions, Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Chicago, Illinois

March 3, 2014